UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 5, 2024, DZS Inc. (the “Company”) and DZS California Inc. (“DZS California”), a wholly owned subsidiary of the Company, consummated the previously disclosed sale (the “Asia Sale”) contemplated by the Stock Purchase Agreement, dated as of January 5, 2024, as amended (the “Stock Purchase Agreement”), among the Company, DZS California and DASAN Networks, Inc., a Korean company and significant stockholder of the Company (“DNI”). Pursuant to the Stock Purchase Agreement, DZS California sold to DNI all of the equity interests in DASAN Network Solutions, Inc., a Korean company (“DNS”), D-Mobile Limited, a Chinese company, DZS Vietnam Company Limited, a Vietnamese company, Dasan India Private Limited, an Indian company, and DZS Japan, Inc., a Japanese company (collectively, the “Target Companies”), for a purchase price of approximately $48,000,000, consisting of $5,000,000 in cash, subject to certain adjustments, the elimination of approximately $34,000,000 in debt owed to DNI and the retention at DNS of approximately $9,000,000 in debt owed to DNI.
The foregoing description of the Stock Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stock Purchase Agreement, which agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the principal terms of the Stock Purchase Agreement and the copy of the Stock Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, DZS California, the Target Companies, DNI or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Stock Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Stock Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Stock Purchase Agreement. Moreover, the representations, warranties and covenants in the Stock Purchase Agreement were made as of specific dates, were made solely for the Stock Purchase Agreement and for the purposes of allocating risk between the parties to the Stock Purchase Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Accordingly, investors are not third-party beneficiaries under the Stock Purchase Agreement and the representations, warranties and covenants in the Stock Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of the Company, DZS California, the Target Companies, DNI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
As a result of the Company’s ongoing, previously disclosed restatement of certain of its financial statements (the “Restatement”), the Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K following the completion of the Restatement.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 1, 2024, the Company received a delinquency notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the SEC on March 18, 2024, the Company was unable to timely file the Form 10-K without unreasonable effort or expense by the prescribed due date for such filing.
As previously disclosed, following the Company’s failure to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 (the “Second Quarter 10-Q”) and September 30, 2023 (the “Third Quarter 10-Q” and together with the Second Quarter 10-Q, the “Delinquent Quarterly Reports” and, together with the Form 10-K, the “Delinquent Reports”), the Company received a Staff Delisting Determination (the “Staff Determination”) from the Nasdaq Listing Qualifications Department indicating that, as a result of the Company’s delay in filing the Delinquent Quarterly Reports, the Company is not in compliance with the Rule. The Company requested a hearing regarding the Staff Determination before a Nasdaq Hearings Panel (the “Panel”) and was granted a further stay of any suspension or delisting action pending the hearing process, in accordance with the procedures set forth in the Staff Determination. As of the date of this filing, the Company has not yet appeared before the Panel to appeal the determination by the Nasdaq Listing Qualifications Department and to seek an additional extension of the stay of any suspension or delisting action until August 3, 2024, the latest extension date that the Panel has the discretion to grant the Company.
Although the Company cannot at this time estimate when it will complete the previously disclosed Restatement and file the Delinquent Reports, it is diligently pursuing completion of the Restatement and intends to make the applicable filings as soon as reasonably practicable.

Item 7.01 Regulation FD Disclosure.
The Company issued a press release on April 5, 2024 announcing the closing of the Asia Sale and the Company’s receipt of the Nasdaq delinquency notification letter. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1*
Stock Purchase Agreement, dated as of January 5, 2024, by and between DZS Inc., DZS California Inc. and DASAN Networks, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K on January 5, 2024).

99.1	Press Release issued on April 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer